GUARANTY
This Guaranty is made and entered into as of SEPTEMBER 29, 2017, by RISE CREDIT SERVICES OF OHIO, LLC (hereinafter referred to as "Guarantor"), to and for the benefit of INTEGRITY FUNDING OHIO LLC (hereinafter referred to as "Lender").

Recitals
Whereas, Guarantor desires to provide Lender with respect to Lender’s Ohio lending program a guaranty as further described herein in furtherance of the credit services program of Guarantor, acting as a credit services organization, for providing credit services to borrowers, including issuing guaranties on behalf of borrowers to enhance their credit, and brokering loans between Lender and borrowers pursuant to Lender’s Ohio lending program.
NOW, THEREFORE, in consideration of the extension of credit by Lender under Lender’s Ohio loan program to Ohio borrowers and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Lender agree as follows:
1.    Guaranty. Pursuant to each credit services contract between Guarantor and each borrower with respect to loans offered by Lender under Lender’s Ohio lending program, and regardless of whether the credit services contract is cancelled, Guarantor agrees to, and hereby does, unconditionally guaranty, on behalf of the borrower, and for the benefit of Lender, the prompt payment of all amounts due under each loan to Lender.
Upon the payment of the default payment to Lender, the Guarantor will be automatically entitled to all right, title and interest of Lender in such defaulted loan (by way of subrogation and otherwise), and Lender agrees to assign such defaulted loans to Guarantor to facilitate the Guarantor’s exercise of such right, title and interest previously held by Lender. All such defaulted loans will be assigned by Lender to Guarantor without recourse. Following such assignment, all amounts paid by borrowers with respect to such defaulted loans shall be for the account of Guarantor. For purposes of this Guaranty, a loan shall be considered to be in default upon the occurrence of any of the following:  (i) a borrower fails to make two consecutive scheduled installment payments when due, (ii) a borrower makes any statement or representation in connection with obtaining a loan which is materially false or misleading when made, (iii) a borrower fails to keep any promise or agreement it made to Lender in any promissory note or other document evidencing or relating to a loan or (iv) the CSO Contract related to such loan is cancelled or rescinded for any reason prior to Lender receiving payment in full on such loan.
2.    Governing Law. This Guaranty shall be construed and performed in accordance with the laws of the State of Ohio, without reference to Ohio choice of law or conflicts of law rules.
3.    Waiver. Neither party hereto shall be deemed to have waived any of its rights, powers or remedies hereunder except in an express writing signed by an authorized agent or representative of the party to be charged with such waiver.
4.    Counterparts. This Guaranty may be executed and delivered by the parties hereto in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. In proving this Guaranty in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of a signature hereto by facsimile transmission or by e-mail transmission of a document in the form of an Adobe portable digital file (PDF) shall be as effective as delivery of a manually executed counterpart hereof, and any such facsimile or PDF signature shall be treated as an original signature to this Guaranty.

5.    Further Assurances. From time to time, the parties will execute and deliver to the other such additional documents and will provide such additional information as either may reasonably require carrying out the terms of this Guaranty.
6.    Amendments and Modifications; Entire Agreement. This Guaranty may be amended or modified only by a writing signed by duly authorized representatives of each party and dated subsequent to the date hereof. This Guaranty constitute the entire agreement of the parties and shall supersede and merge all prior communications, representations, or agreements, either oral or written, between the parties hereto and thereto with respect to the subject matter hereof and thereof, except where survival of prior written agreements is expressly provided for herein or therein.
In witness whereof, Guarantor has executed this Guaranty as of the day and year first written above.

RISE CREDIT SERVICE OF OHIO, LLC

By: /s/ Chris Lutes
Printed Name: Chris Lutes
Title: CFO

AGREED AND ACCEPTED:
Integrity Funding Ohio LLC

By: /s/ C. Dan Adams
Printed Name: C. Dan Adams
Title: President and CEO